UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 19, 2025

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-10435	06-0633559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ONE LACEY PLACE, SOUTHPORT, connecticut 06890

(Address of Principal Executive Offices) (Zip Code)

(203) 259-7843

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RGR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2025, the Board of Directors (the “Board”) of Sturm, Ruger & Company, Inc. (the “Company”), pursuant to the Company’s Amended and Restated By-Laws (as defined below), expanded the size of the Board to ten (10) directors from nine (9) directors, and elected Bruce Pettet to fill the vacancy on the Board created through such increase in the size of the Board, effective immediately. Mr. Pettet currently serves as the President & CEO of Leupold & Stevens, Inc., on the Board of Governors for the National Shooting Sports Foundation and the Rocky Mountain Elk Foundation (RMEF), and on the Board of Directors for Stimson Lumber Company.

The Board has not yet appointed Mr. Pettet to serve on any Board committees or made any determination about Mr. Pettet’s future Board committee appointments. The Board has determined that Mr. Pettet is an “independent” director under the independence requirements of the New York Stock Exchange, as well as the Company’s corporate board governance guidelines.

As a non-management director, Mr. Pettet will participate in the Company’s standard compensation program for non-management directors, in accordance with the policies and procedures previously approved by the Board for non-management directors, as disclosed in the Company’s most recent Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2025.

There are no arrangements between Mr. Pettet and any other person pursuant to which Mr. Pettet was elected to serve as a director of the Company, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Pettet has a material interest.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 19, 2025, the Board amended and restated the Company’s by-laws (as so amended and restated, the “Amended and Restated By-Laws”), effective as of the same date. The Amended and Restated By-Laws modified the provisions of Article 3, Section 2 of the Company’s by-laws to increase the maximum size of the Board to ten (10) directors. The Company’s by-laws had previously provided that the maximum size of the Board was nine (9) directors.

The foregoing description of the amendment to the Company’s by-laws does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, as set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of the Company, as of June 19, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

	By:	/S/ Thomas A, Dineen
		Name:	Thomas A. Dineen
		Title:	Principal Financial Officer,
Principal Accounting Officer,
Senior Vice President, Treasurer and
Chief Financial Officer

Dated: June 20, 2025

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